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As filed with the Securities and Exchange Commission on March 12, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1501877 (I.R.S. Employer Identification Number)

1001 17th Street, Suite 1050
Denver, Colorado 80202
(303) 296-3006
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

*Additional Registrants
(See Table of Additional Registrants below)

Margaret E. McCandless
Vice President, General Counsel and Secretary
1001 17th Street, Suite 1050
Denver, Colorado 80202
(303) 296-3006
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Jason Day
Ned A. Prusse
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)(5)

Common Stock, par value $0.001 per share	—	—	—	—

Preferred Stock, par value $0.001 per share	—	—	—	—

Debt Securities	—	—	—	—

Guarantees of Debt Securities(4)	—	—	—	—

Warrants	—	—	—	—

Total			$300,000,000	$7,550

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement up to an aggregate initial offering price not to exceed $300,000,000, as well as an indeterminate amount of securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of common stock and preferred stock as may be issuable by the registrant with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act.

(4)
Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

(5)
The securities registered pursuant to this registration statement includes $237,711,639 of securities previously registered on the Registration Statement on Form S-3 (File Number 333-209888) originally filed with the Securities and Exchange Commission on March 2, 2016 and amended on May 3, 2016 and May 26, 2016 (the "Prior Registration Statement"), that have not been issued and sold by the registrant. All such unsold securities (the "Previously Registered Unsold Securities") have been included in this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $23,938 relating to such Previously Registered Unsold Securities, which was previously paid in connection with the Prior Registration Statement, is being applied to the filing fees for such Previously Registered Unsold Securities registered in this registration statement. A filing fee of $7,550 is paid herewith in connection with $62,288,361 of additional securities registered hereunder in excess of the Previously Registered Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any Previously Registered Unsold Securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Previously Registered Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Previously Registered Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Intrepid Potash-Moab, LLC	Delaware	84-1535237
Intrepid Potash-New Mexico, LLC	New Mexico	20-0420705
Intrepid Potash-Wendover, LLC	Colorado	20-0818774

(1)
The address of each additional registrant is 1001 17th Street, Suite 1050, Denver, Colorado 80202, and the telephone number of each additional registrant is (303) 296-3006.

SUBJECT TO COMPLETION, DATED MARCH 12, 2019

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

PROSPECTUS

Intrepid Potash, Inc.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants

        We may offer to sell from time to time in one or more offerings up to an aggregate of $300,000,000 of our common stock, preferred stock, debt securities (which may be guaranteed by one or more of our subsidiaries), warrants or any combination of the foregoing.

        This prospectus provides you with a general description of the securities that may be offered hereby. Each time we sell securities pursuant to this prospectus, a prospectus supplement to this prospectus will be provided that contains specific information about the offering and the specific terms of the securities offered, such as the amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to such offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

        The securities may be offered directly by us, or to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "IPI." On March 11, 2019, the last reported sale price of our common stock on the NYSE was $3.83 per share.

        Investing in our securities involves a high degree of risk. You should carefully consider the "Risk Factors" on page 1 of this prospectus and any similar section contained in any applicable prospectus supplement, and in the documents which are incorporated by reference herein and therein, concerning factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under "Where You Can Find More Information" and "Information Incorporated by Reference" before you make an investment decision.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

        Unless the context otherwise indicates, references in this prospectus to "Intrepid," the "Company," "we," "us" and "our" are to Intrepid Potash, Inc. and its consolidated subsidiaries. The term "you" refers to a prospective investor.

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RISK FACTORS

        An investment in any of our securities offered pursuant to this prospectus and any applicable prospectus supplement involves significant risks. Before you invest in any of our securities, you should carefully consider the risk factors under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

 THE COMPANY

        We are a diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products. We are the only producer of muriate of potash ("potassium chloride" or "potash") in the United States and are one of two producers of langbeinite ("sulfate of potash magnesia"), which we market and sell as Trio®. We sell potash and Trio® primarily into the agricultural market as a fertilizer. We also sell these products into the animal feed market as a nutritional supplement and sell potash into the industrial market as a component in drilling and fracturing fluids for oil and gas wells and other industrial inputs. We also sell water, primarily for industrial uses such as in the oil and gas industry. In addition, we sell byproducts including salt, magnesium chloride, brines, and water.

        Our principal offices are located at 1001 17th Street, Suite 1050, Denver, Colorado 80202, and our telephone number is (303) 296-3006. Our website address is www.intrepidpotash.com. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other filings with the SEC, and does not form a part of this prospectus.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, or our other public statements include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this prospectus, any applicable prospectus supplement, the documents incorporated by reference in each, or our other public statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements about our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, among other things. In some cases, you can identify these statements by words, such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," and "continue." Forward-looking statements are only predictions based on our current knowledge, expectations, and projections about future events.

        These forward-looking statements are subject to a number of risks, uncertainties, and assumptions which are described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file with the SEC after the date of this prospectus, each of which is incorporated by reference into this prospectus and any applicable prospectus supplement.

        In addition, new risks emerge from time to time. It is not possible for our management to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements we may make. We urge you to consider the risks and uncertainties described in "Risk Factors" in the documents incorporated by reference in this prospectus, in any prospectus supplement and in the documents incorporated by reference therein.

        In light of the risks, uncertainties, and assumptions discussed in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein, actual results could differ materially and adversely from those anticipated or implied in these forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make in those Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K which we incorporate by reference, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

 DIVIDEND POLICY

        We currently intend to retain earnings to reinvest for future operations and growth of our business and do not anticipate paying any cash dividends on our common stock. However, our board of directors, in its discretion, may decide to declare a dividend at an appropriate time in the future. A decision to pay a dividend would depend upon, among other factors, our results of operations, financial condition and cash requirements and the terms of our credit facility, senior notes and other financing agreements at the time such a payment is considered.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the restated certificate of incorporation and amended and restated bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the restated certificate of incorporation and amended and restated bylaws, see "Where You Can Find More Information."

Authorized Capital Stock

        Our authorized capital stock consists of:

  •
  100,000,000 shares of common stock, par value $0.001 per share; and

  •
  20,000,000 shares of preferred stock, par value $0.001 per share.

        As of March 7, 2019, we had 130,840,813 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock

        The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware law.

        Voting Rights.    Each holder of common stock is entitled to one vote per share on all matters to be voted on by stockholders except those matters on which a separate class of stockholders vote by class to the exclusion of the shares of common stock. Except as otherwise required by law, NYSE rules or our organization documents, matters to be voted on by stockholders must be approved by the vote of a majority of the votes cast with respect to the matter. Except as otherwise required by the Delaware General Corporation Law (the "DGCL"), our restated certificate of incorporation or the voting rights granted to the holders of any preferred stock we subsequently issue, the holders of outstanding shares of common stock and preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by our stockholders.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to declare dividends and only then at the times and in the amounts that our board of directors may determine.

        Right to Receive Liquidation Distributions.    Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debts and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

        Other Provisions.    Holders of our common stock have no redemption, preemptive, subscription or conversion rights.

Preferred Stock

        Our board of directors is authorized, without further stockholder approval, except as may be required by applicable NYSE rules, to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. No shares of preferred stock are presently outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Restated Certificate of Incorporation and the Amended and Restated Bylaws

        Some provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could make the following transactions more difficult:

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  acquisition of our Company by means of a tender offer, a proxy contest or otherwise; and

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  removal of our incumbent officers and directors.

        These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

        Delaware Anti-Takeover Statute.    We are subject to Section 203 of the DGCL. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Special Stockholder Meetings.    Under our restated certificate of incorporation and amended and restated bylaws, only our board of directors is able to call special meetings of stockholders.

        Election and Removal of Directors.    Our restated certificate of incorporation and our amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Under our restated certificate of incorporation and amended and restated bylaws, our board is classified into three classes of directors and, under our amended and restated bylaws, directors are elected by a majority of the votes cast in each election. Only one class of our directors stands for election at each annual meeting, and directors are elected to serve three-year terms. In addition, our restated certificate of incorporation and amended and restated bylaws provide that vacancies and newly created directorships on the board of directors are filled only by a majority of the directors then serving on the board (except as otherwise required by law). Our restated certificate of incorporation provides that directors may be removed only for cause.

        Undesignated Preferred Stock.    The authorization of undesignated, or "blank check," preferred stock would make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

        Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        No Stockholder Action by Written Consent.    Our restated certificate of incorporation does not permit stockholders to act by written consent without a meeting.

        No Cumulative Voting.    Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation's certificate of incorporation authorizes cumulative voting. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder is not able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board's decision regarding a takeover.

        These and other provisions could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the NYSE under the symbol "IPI."

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

        We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

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  the title of the series of the offered debt securities;

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  the price or prices at which the offered debt securities will be issued;

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  any limit on the aggregate principal amount of the offered debt securities;

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  the date or dates on which the principal of the offered debt securities will be payable;

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  the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

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  if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

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  the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

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  the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

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  the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

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  the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

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  the denominations in which the offered debt securities will be issued;

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  the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

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  if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders' rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

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  whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

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  any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

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  whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

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  whether the offered debt securities will be senior or subordinated debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

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  any other specific terms of the offered debt securities.

Guarantees

        Any debt securities may be guaranteed by one or more of our subsidiaries. Any guarantees under any series of debt securities will be described in the prospectus supplement relating thereto.

        Intrepid Potash, Inc., as the parent company, has no independent assets or operations, and the Company's operations are conducted solely through its subsidiaries. Cash generated from operations is held at the parent company level as cash on hand. In the event that Intrepid Potash-Moab, LLC, Intrepid Potash-New Mexico, LLC and Intrepid Potash-Wendover, LLC, or collectively, the Subsidiary Guarantors, guarantee the debt securities described in this prospectus, such guarantees will be full and unconditional and will constitute the joint and several obligations of the Subsidiary Guarantors. Each of the Subsidiary Guarantors is a 100% directly or indirectly owned subsidiary of the Company, and the other subsidiaries of the Company (other than the Subsidiary Guarantors) are minor. There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law. None of the assets of the Company or the Subsidiary Guarantors represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued with other securities and the related debt securities, preferred stock or common stock will be separately transferable;

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  the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the nature and number of securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

  •
  any redemption or call provisions; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby:

  •
  directly to purchasers;

  •
  through agents;

  •
  through dealers;

  •
  through underwriters;

  •
  through a combination of any of the above methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded, and by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE or on any other existing trading market for our common stock. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

        Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

        If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriter or underwriters at the time of sale to it or them and the name of the underwriter or names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter or the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of an underwriter or underwriters to purchase securities will be subject to certain conditions precedent and the underwriter or the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, registration statements, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.intrepidpotash.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Current Report on Form 8-K filed with the SEC on February 8, 2019; and

  •
  the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 16, 2008, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Intrepid Potash, Inc.
1001 17th Street, Suite 1050
Denver, Colorado 80202
(303) 296-3006
Attn: Investor Relations

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Intrepid Potash, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting of Intrepid Potash, Inc. as of December 31, 2018, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Information about the estimated quantities of our proven and probable reserves as of December 31, 2018, that has been incorporated by reference into this prospectus is based upon reserve reports prepared by us and reviewed and analyzed by Agapito Associates, Inc., independent engineering reserve consultants, based on mine plans and other data furnished by us.

Intrepid Potash, Inc.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants

PROSPECTUS

                        , 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions. All expenses are estimates.

SEC filing fee		$31,488	*
Printing expenses			**
Legal fees and expenses			**
Accounting fees and expenses			**
Engineering fees and expenses			**
Transfer agent fees and expenses			**
Rating agency fees			**
Trustee's and depositary's fees and expenses			**
Miscellaneous			**

Total	$		**

*
Inclusive of the registration fee of $23,938 previously paid in connection with the Prior Registration Statement.

**
These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Intrepid Potash, Inc.

        Section 102 of the Delaware General Corporation Law (the "DGCL") grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article VI of our restated certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of the duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.

        Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article IX of our amended and restated bylaws requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article IX also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

        Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such. As permitted by Section 145 and Section 9.05 of our amended and restated bylaws, we have obtained insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

        We have entered into separate indemnification agreements with each of our directors and certain of our officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation or amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Intrepid Potash—Moab, LLC

        Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.

        Article VII of the amended and restated limited liability company agreement of Intrepid Potash—Moab, LLC requires it to indemnify any current or former managers or officers to the fullest extent permitted by the Delaware Limited Liability Company Act, and to pay expenses incurred in defending any such proceeding in advance of its final disposition. Article VII also permits Intrepid Potash—Moab, LLC to indemnify any current or former employees or agents to the same extent as required for managers and officers, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

Intrepid Potash—New Mexico, LLC

        Section 53-19-18 of the New Mexico Limited Liability Company Act provides that the articles of organization or an operating agreement of a New Mexico limited liability company may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.

        Article VII of the amended and restated operating agreement of Intrepid Potash—New Mexico, LLC requires it to indemnify any current or former managers or officers to the fullest extent permitted by the New Mexico Limited Liability Company Act, and to pay expenses incurred in defending any such proceeding in advance of its final disposition. Article VII also permits Intrepid Potash—New Mexico, LLC to indemnify any current or former employees or agents to the same extent as required for managers and officers, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

Intrepid Potash—Wendover, LLC

        Section 7-80-407 of the Colorado Limited Liability Company Act provides that a Colorado limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person's duties to the limited liability company.

        Article VII of the amended and restated operating agreement of Intrepid Potash—Wendover, LLC requires it to indemnify any current or former managers or officers to the fullest extent permitted by the Colorado Limited Liability Company Act, and to pay expenses incurred in defending any such proceeding in advance of its final disposition. Article VII also permits Intrepid Potash—Wendover, LLC to indemnify any current or former employees or agents to the same extent as required for managers and officers, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

Item 16.    Exhibits

        The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Restated Certificate of Incorporation of Intrepid Potash, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on April 25, 2008).
4.2	Certificate of Amendment to Restated Certificate of Incorporation of Intrepid Potash, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 26, 2016).
4.3	Amended and Restated Bylaws of Intrepid Potash, Inc., as amended effective June 23, 2015 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on June 25, 2015).
4.4	Specimen Common Stock Certificate of Intrepid Potash, Inc. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-148215) filed on April 7, 2008).
4.5	Form of Certificate of Designation.*
4.6	Specimen of Preferred Stock Certificate.*
4.7	Form of Debt Securities Indenture.**
4.8	Form of Senior Debt Security.*
4.9	Form of Subordinated Debt Security.*
4.10	Form of Warrant Agreement.*
4.11	Form of Warrant Certificate.*
5.1	Opinion of Perkins Coie LLP.**
23.1	Consent of KPMG LLP.**
23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).**
23.3	Consent of Agapito Associates, Inc.**

Exhibit No.	Description
24.1	Powers of Attorney (included on signature pages).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Debt Securities Indenture.#

*
To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

**
Filed herewith.

#
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Intrepid Potash, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 12, 2019.

INTREPID POTASH, INC.
By:	/s/ ROBERT P. JORNAYVAZ III Robert P. Jornayvaz III Executive Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Jornayvaz III, Joseph G. Montoya, and Margaret E. McCandless, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. JORNAYVAZ III Robert P. Jornayvaz III	Executive Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 12, 2019
/s/ JOSEPH G. MONTOYA Joseph G. Montoya	Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 12, 2019
/s/ HUGH E. HARVEY, JR. Hugh E. Harvey, Jr.	Executive Vice Chairman of the Board	March 12, 2019

Signature	Title	Date

/s/ TERRY CONSIDINE Terry Considine	Director	March 12, 2019
/s/ CHRIS A. ELLIOTT Chris A. Elliott	Director	March 12, 2019
/s/ J. LANDIS MARTIN J. Landis Martin	Lead Director	March 12, 2019
/s/ BARTH E. WHITHAM Barth E. Whitham	Director	March 12, 2019

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 12, 2019.

INTREPID POTASH—MOAB, LLC INTREPID POTASH—NEW MEXICO, LLC INTREPID POTASH—WENDOVER, LLC
By:	INTREPID POTASH, INC., as Sole Member and Manager
	By:	/s/ JOSEPH G. MONTOYA Joseph G. Montoya Vice President and Chief Accounting Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Jornayvaz III, Joseph G. Montoya, and Margaret E. McCandless, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. JORNAYVAZ III Robert P. Jornayvaz III	President and Chief Executive Officer (Principal Executive Officer)	March 12, 2019
/s/ JOSEPH G. MONTOYA Joseph G. Montoya	Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 12, 2019
/s/ JOSEPH G. MONTOYA Joseph G. Montoya	Vice President and Chief Accounting Officer of Intrepid Potash, Inc., the Sole Member and Manager	March 12, 2019